SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      / /      Preliminary Proxy Statement
      / /      Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
      / /      Definitive Proxy Statement
      /X/      Definitive Additional Materials
      / /      Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 WHX CORPORATION
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                   (Name of Persons(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

      /X/      No fee required.

      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)       Title of each class of securities to which transaction applies:

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     (2)       Aggregate number of securities to which transaction applies:

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     (3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)       Proposed maximum aggregate value of transaction:


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     (5)       Total fee paid:
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      / /      Fee paid previously with preliminary materials:
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      / /      Check  box if any  part  of the  fee is  offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)       Amount Previously Paid:

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     (2)       Form, Schedule or Registration Statement No.:

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     (3)       Filing Party:

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     (4)       Date Filed:

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



FOR IMMEDIATE RELEASE

                    PRELIMINARY RESULTS CONFIRM OVERWHELMING
                           SUPPORT FOR WHX'S PLATFORM


New York - June 21, 1999 - WHX Corporation (NYSE: WHX) announced today that preliminary results reported by the independent Inspector of Election confirm overwhelming support for WHX's platform relating to the proposals presented at the 1999 Annual Meeting of Global Industrial Technologies (NYSE: GIX). WHX's nominee to Global's Board of Directors has received more than 10.3 million votes, representing approximately 55% of shares voted. More significantly, the vote on the stockholder referendum issues including the declassification of the board and redemption of the poison pill achieved overwhelming support, receiving approximately 62% and 74% of shares voted, respectively.

WHX has been notified that Global's Annual Meeting will reconvene on July 1, 1999. At such time final proxy results and a final report from the Inspector of Election will be submitted. At the reconvened meeting WHX further expects that its nominee will be duly elected and qualified.

A company spokesperson said:

"WHX believes that the preliminary results are a clear indication that a substantial number of Global stockholders share its dissatisfaction with Global's Board of Directors and management. We will not stand in the way of any superior offer for Global and hope to begin working immediately to maximize the return on investment for all Global stockholders."

WHX is a holding company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized basis. WHX's primary businesses currently are Handy & Harman, a diversified manufacturing company whose strategic business segments encompass, among others, specialty wire and tubing, and precious metals plating, stamping and fabrication, and Wheeling-Pittsburgh Steel Corporation, a vertically integrated manufacturer of value-added and flat rolled steel products. WHX's other businesses include Unimast Incorporated, a leading manufacturer of steel framing and other products for commercial and residential construction and WHX Entertainment Corp., a co-owner of a racetrack and video lottery facility located in Wheeling, West Virginia.

                                      # # #

Contacts:
Abernathy MacGregor Frank
Patricia Sturms/Kate Huneke
(212) 371-5999